
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                       4,252,927
<SECURITIES>                                37,857,317
<RECEIVABLES>                                   20,115
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              41,894,358<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                41,894,358<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             1,237,393<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,181,482
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                118,194<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            118,194<F4>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   118,194<F4>
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash, securities and receivables, total assets include net unrealized gain on open contracts of $491,262, net option premiums of $(213,500) and unrealized loss on Zero-Coupon U.S. Treasury Securities of $513,763.
<F2>Liabilities include redemptions payable of $1,145,822, accrued brokerage fees of $140,830, accrued administrative expenses of $159,109, and accrued management fees of $35,207.
<F3>Total revenue includes realized trading revenue of $(592,674), net change in unrealized of $110,526, interest income of $796,790 and change in valuation of Yield Pool of $922,751.
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $(62,283).

